Exhibit 99.1

Liminatus Pharma Enters Into Warrant Exercise Transaction for $1.9 Million in Gross Proceeds

FULLERTON, CA, June 3, 2026 (GLOBE NEWSWIRE) -- Liminatus Pharma, Inc. (Nasdaq: LIMN) (“Liminatus” or the “Company”) today announced that it has entered into a warrant exercise agreement with existing accredited investors to exercise certain outstanding warrants to purchase an aggregate of 10,344,000 shares of common stock of the Company (the “Existing Warrants”). In consideration for the immediate exercise of the Existing Warrants for cash, the exercising holders were issued new unregistered warrants to purchase an aggregate of 20,688,000 million shares of common stock (the “New Warrants”). In connection with the exercise, the Company also agreed to reduce the exercise price of the Existing Warrants to $0.18.

The proceeds to the Company from the exercise of the existing warrants are $1.9 million, prior to deducting fees to the financial advisor and estimated expenses.

Maxim Group LLC acted as warrant inducement agent and financial advisor in connection with the transaction.

The New Warrants each have an exercise price of $0.18 per underlying share and are not exercisable until the Company obtains stockholder approval in accordance with Nasdaq rules. The New Warrants will expire five years from the date such stockholder approval is obtained.

The New Warrants described above were offered in a private placement pursuant to an applicable exemption from the registration requirements of the Securities Act and, along with the shares of common stock issuable upon their exercise, have not been registered under the Securities Act, and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from such registration requirements. The securities were offered only to accredited investors. The Company has agreed to file a registration statement with the SEC covering the resale of the shares of common stock issuable upon exercise of the New Warrants.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Liminatus Pharma, Inc. (Nasdaq: LIMN)

Liminatus Pharma is a biopharmaceutical company focused on the development of innovative therapies for oncology and other serious diseases.

Contacts:

Liminatus Pharma, Inc.:

Chris Kim, CEO — info@liminatuspharma.com, (213) 273-5453

Forward-Looking Statements

Certain statements made in this press release are forward-looking statements within the meaning of applicable securities laws. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include: the ability to satisfy the closing conditions related to the warrant exercise transaction and the overall timing and completion of such closing, the intended use of the net proceeds from the warrant exercise transaction and the exercise of the new warrants prior to their expiration; the risk that the approval of the stockholders of the Company is not obtained; the Company’s need for additional capital to fund its planned programs and operations and to continue to operate as a going concern; performance of the Company’s business; risks relating to the Company’s sources of cash and cash resources; risks relating to the Company’s ability to manage future growth; the effects of competition on the Company’s future business; the Company’s ability to maintain compliance with the Nasdaq continued listing requirements in order to prevent its common stock from being delisted; the outcome of any potential litigation, government and regulatory proceedings, investigations and inquiries involving the Company; the impact of pandemics, global conflicts, the global economic status or tariffs on the Company’s business; and those factors discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, which was filed with the SEC on March 31, 2026, and other documents of the Company filed, or to be filed, with the SEC. The Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.